As filed with the Securities and Exchange Commission on May 24, 2006

Registration No. 333-134179

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-6167838
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(612) 661-4000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

	Copies to:	Copies to:
Alexander H. Ware	Brian D. Wenger, Esq.	Edward F. Petrosky, Esq.
Executive Vice President and	Christopher C. Cleveland, Esq.	Sidley Austin LLP
Chief Financial Officer	Brett D. Anderson, Esq.	787 Seventh Avenue
PepsiAmericas, Inc.	Briggs and Morgan	New York, New York 10019
4000 Dain Rauscher Plaza	Professional Association	(212) 839-5300 (phone)
60 South Sixth Street	2200 IDS Center	(212) 839-5599 (fax)
Minneapolis, Minnesota 55402	80 South Eighth Street
(612) 661-3822	Minneapolis, Minnesota 55402
(Name, address, including zip code, and telephone number, including	(612) 977-8400 (phone) (612) 977-8650 (fax)
area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(3)
Debt Securities			$250,000,000	$26,750

(1)     Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)     The registration fee is being calculated pursuant to General Instruction II.E. of Form S-3 and Rule 457(o) under the Securities Act of 1933, as amended.

(3)     The registrant has registered an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $26,750 which is payable in connection with an offering of $250,000,000 aggregate initial offering price of senior notes. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, $16,180 of such fee has already been paid with respect to $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108164 and were not sold thereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement has been filed by the Registrant solely for the purpose of updating the Calculation of Registration Fee table, providing updated registration fee information to reflect the amount of debt securities offered by the registrant on May 23, 2006, and incorporating by reference two required exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, other than underwriting discounts and commissions (all of which will be paid by PepsiAmericas), to be incurred in connection with the registration and sale of the securities:

SEC registration fee	$26,750	(1)
Legal fees and expenses(2)	50,000
Accounting fees and expenses(2)	50,000
Trustees’ and Depositary’s fees and expenses(2)	7,500
Printing fees(2)	15,000
Rating agency fees(2)	100,000
Miscellaneous(2)	5,000
Total	$254,250

(1)          In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $16,180 that has already been paid with respect to $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108164 and were not sold thereunder.

(2)          Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time. In addition, because the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

ITEM 16.         EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement(a).
4.1	Indenture dated as of August 15, 2003, between PepsiAmericas, Inc. and Wells Fargo Bank, National Association, as Trustee(b).
4.2	Form of Debt Security(a).
5.1	Opinion of Briggs and Morgan, Professional Association as to the validity of the debt securities(c).
12.1	Computation of Ratio of Earnings to Fixed Charges(c).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm(c).
23.2	Consent of Briggs and Morgan, Professional Association (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney of certain officers and directors(c).
25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee on Form T-1(c).

(a)           Incorporated by reference to PepsiAmericas’ Current Report on Form 8-K (File No. 001-15019) filed on May 24, 2006.

(b)          Incorporated by reference to PepsiAmericas’ Registration Statement on Form S-3 (File No. 333-108164) filed on August 22, 2003.

(c)    Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PepsiAmericas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on May 24, 2006.

PEPSIAMERICAS, INC.
By:	/s/ ALEXANDER H. WARE
Alexander H. Ware
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2006.

SIGNATURE	TITLE
/s/ ROBERT C. POHLAD	Chairman of the Board and Chief Executive Officer
Robert C. Pohlad	(principal executive officer)
/s/ ALEXANDER H. WARE	Executive Vice President and Chief Financial
Alexander H. Ware	Officer (principal financial and accounting officer)
*	Director
Herbert M. Baum
*	Director
Richard G. Cline
*	Director
Pierre S. du Pont
*	Director
Archie R. Dykes
*	Director
Jarobin Gilbert, Jr.
*	Director
James R. Kackley
*	Director
Matthew M. McKenna

*By:/s/ ALEXANDER H. WARE

Alexander H. Ware
Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement(a).
4.1	Indenture dated as of August 15, 2003, between PepsiAmericas, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee(b).
4.2	Form of Debt Security(a).
5.1	Opinion of Briggs and Morgan, Professional Association as to the validity of the debt securities(c).
12.1	Computation of Ratio of Earnings to Fixed Charges(c).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm(c).
23.2	Consent of Briggs and Morgan, Professional Association (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney of certain officers and directors(c).
25.1	Statement of Eligibility of Wells Fargo Bank Minnesota, National Association, as Trustee on Form T-1(c).

(a)           Incorporated by reference to PepsiAmericas’ Current Report on Form 8-K (File No. 001-15019) filed on May 24, 2006.

(b)          Incorporated by reference to PepsiAmericas’ Registration Statement on Form S-3 (File No. 333-108164) filed on August 22, 2003.

(c)    Previously filed.